UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2012

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 24, 2012, Skyline Corporation held its Annual Meeting of Shareholders at which the following matters were submitted to a vote of the security holders:

1.	Election of Directors for a One Year Term

Election of Directors

Nominee	Votes For	Votes Withheld	Shares Not Voted
Arthur J. Decio	5,908,973	937,509	1,544,762
Thomas G. Deranek	5,891,539	954,943	1,544,762
John C. Firth	6,668,454	178,028	1,544,762
Jerry Hammes	3,925,264	2,921,218	1,544,762
William H. Lawson	5,895,122	951,360	1,544,762
David T. Link	5,892,485	953,997	1,544,762
Andrew J. McKenna	5,895,101	951,381	1,544,762

2.	Ratification of the Appointment of Crowe Horwath LLP as Independent Accounting Firm for fiscal year 2013

Votes For	Votes Against	Votes Abstain	Shares Not Voted
7,742,717	27,942	5,228	615,357

3.	Advisory vote on the compensation of Named Executive Officers for fiscal year 2012

Votes For	Votes Against	Votes Abstain	Shares Not Voted
5,688,476	173,920	984,086	1,544,762

Item 7.01	Regulation FD Disclosure.

Following the Annual Meeting of Shareholders, the Board of Directors elected the following persons as Officers of the Corporation to serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors (September 23, 2013) or until their successors are elected and qualify:

Bruce G. Page	President and Chief Executive Officer
Jon S. Pilarski	Vice President, Finance & Treasurer, Chief Financial Officer
Terrence M. Decio	Vice President, Marketing & Sales
Martin R. Fransted	Corporate Controller & Secretary

The Board of Directors also named Samuel S. Thompson as General Counsel.

In addition, Thomas G. Deranek announced his retirement as Chairman and Chief Executive Officer. Mr. Deranek will continue to be employed by the Corporation in a consultative capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: September 24, 2012

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer